UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED
(Name of registrant as specified in its charter)

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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	(2)	Form, Schedule or Registration Statement No.:

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THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED

2300 Carillon Point

Kirkland, WA 98033

INFORMATION STATEMENT

(Preliminary)

June 17, 2011

GENERAL INFORMATION

NOTICE OF STOCKHOLDER ACTION TAKEN BY WRITTEN CONSENT

To our Stockholders:

NOTICE IS HEREBY GIVEN that the Board of Directors (the “Board”) of ICO Global Communications (Holdings) Limited, a Delaware corporation (the “Company,” “we,” “us” or “our”), has approved, and the stockholders of the Company holding a majority of the voting power of the Company’s outstanding shares of our common stock, par value $0.01 per share (the “Common Stock”), have approved an amendment to our Restated Certificate of Incorporation (the “Restated Certificate”) to change our name from “ICO Global Communications (Holdings) Limited” to “Pendrell Corporation.”

The accompanying information statement (the “Information Statement”) describes the proposed name change in more detail and provides our stockholders with other important information. The Information Statement is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations enacted under the Exchange Act.

Your consent to the name change is not required and is not being solicited. The accompanying Information Statement serves as notice pursuant to the Exchange Act of the approval of the name change by written consent of stockholders of the Company holding a majority of the voting power of the Common Stock, measured as of April 18, 2011 (the “Record Date”). This Information Statement supersedes and replaces in its entirety the Information Statement filed on June 16, 2011. We will first mail this Information Statement to all of our Record Date stockholders sometime after June 30, 2011.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO

SEND US A PROXY. THE ACCOMPANYING MATERIAL IS BEING SENT TO YOU FOR

INFORMATION PURPOSES ONLY.

Date: June 17, 2011	For the Board of Directors of
ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED

	By:	/s/ Benjamin G. Wolff
Benjamin G. Wolff
Chief Executive Officer, President and Director

Important Notice Regarding the Availability of Information Statement Materials for the Action by Written Consent of Stockholders in Lieu of a Special Meeting.
The Information Statement is available at: www.ico.com

ICO Global Communications (Holdings) Limited (the “Company,” “we,” “us” or “our”) is sending you this Information Statement solely for the purpose of informing you, as one of our stockholders on the Record Date, that on June 14, 2011 the Company’s Board of Directors (the “Board”) approved and recommended that the Company’s stockholders approve a change of the Company’s name to “Pendrell Corporation” (the “Name Change”). Subsequently, on June 15, 2011, stockholders of the Company holding a majority of the voting power of the Company’s outstanding capital stock (the “Consenting Stockholders”) signed a Consent in Lieu of Special Meeting of Stockholders, pursuant to which the Consenting Stockholders approved the Name Change and also approved a corresponding Certificate of Amendment (the “Amendment”) to the Company’s Restated Certificate of Incorporation (the “Restated Certificate”). The Board and Consenting Stockholders approved the Name Change because the Company had previously agreed to sell the “ICO” name and related trademarks as part of the sale of its international satellite assets.

Under the Delaware General Corporation Law, the Restated Certificate, and the Company’s bylaws, stockholder actions may be taken by written consent without a meeting of the stockholders. The written consent of holders of a majority of the votes entitled to be cast by holders of the Company’s Class A Common Stock and Class B Common Stock (collectively, the “Common Stock”) is sufficient to approve and adopt the Name Change. As of the Record Date, there were 200,412,660 shares of Class A Common Stock and 53,660,000 shares of Class B Common Stock outstanding, representing an aggregate of 737,012,660 potential votes. The Consenting Stockholders hold approximately 63% of such votes. No additional votes are required to approve the Name Change or the Amendment, and the Company is not required to solicit the vote of any additional stockholders to implement the Name Change. Moreover, stockholders do not have the right to dissent or otherwise object to the Name Change or the Amendment under applicable law. The Company is, however, required to provide to you this Information Statement, pursuant to Regulation 14C promulgated under the Securities Exchange Act of 1934, in order to notify you of the Name Change.

In accordance with federal securities laws, the Name Change cannot become legally effective until at least 20 calendar days following the mailing of this Information Statement. Thereafter, it will become effective upon filing of the Amendment. The Company anticipates the filing of the Amendment on or after July 18, 2011. At such time, the Company’s NASDAQ ticker symbol will change from “ICOG” to “PCO.”

The expenses of mailing this Information Statement will be borne by the Company, including expenses in connection with the preparation and mailing of this Information Statement and all related materials. Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. Additional copies of this Information Statement may be obtained at no charge by writing to the Company at 2300 Carillon Point, Kirkland, Washington 98033, Attention: Timothy M. Dozois, Acting General Counsel. The Information Statement is also available at www.ico.com.

The Company files annual, quarterly and current reports, proxy statements and registration statements with the Securities and Exchange Commission. These filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC without charge at the public reference facility maintained by the SEC at 100 F Street, NE, Washington D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, NE, Washington D.C. 20549. You may call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of the Record Date by: (i) each director and nominee for director; (ii) each of the named executive officers named in the Summary Compensation Table; (iii) all named executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Class A common stock and Class B common stock.

	Class A Common Stock			Class B Common Stock
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Five percent (5%) stockholders:
Eagle River Satellite Holdings, LLC	43,822,625	(2)(3)(5)	21.5%	44,360,000		82.7%
Eagle River, Inc.
Eagle River Partners, LLC
4400 Carillon Point,
Kirkland, Washington 98033
James D. Dondero, Highland Capital Management, L.P., and affiliates	50,189,136	(6)	25.0%	—		—
Two Galleria Tower
13455 Noel Road, Suite 800
Dallas, Texas 75240
CDR-Satco LLC	13,928,649	(7)	6.9%	—		—
c/o Clayton, Dubilier & Rice Fund VI Limited Partnership 1403 Foulk Road, Suite 106 Wilmington, Delaware 19803
Mente, LLC	1,912,080	(5)(8)(9)	1%	9,300,000		17.3%
2365 Carillon Point,
Kirkland, Washington 98033

Executive officers:
Benjamin G. Wolff±	46,451,010	(2)(3)(5)(10)	22.8%	44,360,000		82.7%
Timothy P. Leybold	—		*	—		—
David Bagley	199,576	(10)	*	250,000	(4)	*
Robert S. Day, Jr.	335,451	(10)	*	275,000	(4)	*
David Zufall	524,790	(10)	*	—		—

Directors:
Richard P. Emerson	—		*	—		—
Richard P. Fox	—		*	—		—
Nicolas Kauser	57,500	(10)	*	—		—
Craig O. McCaw	44,047,625	(2)(3)(5)(10)	21.6%	44,360,000		82.7%
Barry L. Rowan	300,000	(10)	*	—		—
R. Gerard Salemme	1,057,500	(10)	*	—		—
Stuart M. Sloan	—		*	—		—
H. Brian Thompson	245,000	(10)	*	—		—
All directors and executive officers as a group (13 persons)	93,218,452		45.1%	44,885,000		82.8%

±	Mr. Wolff also serves as a director.
*	Less than one percent of the outstanding Class A or Class B common stock, respectively.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that a person have or share voting or investment power with respect to the securities in question. Shares of common stock issuable upon the conversion of shares or the exercise of options and warrants that are exercisable or convertible within 60 days of the date of this table are deemed to be beneficially owned by the holder of such securities but are not outstanding for the purpose of computing the percentage ownership of any other stockholder. As of the Record Date, the Company had 200,412,660 shares of Class A common stock and 53,660,000 shares of Class B common stock issued and outstanding.
(2)	Includes the 20,596,037 shares of Class A common stock beneficially owned by Eagle River Satellite Holdings, LLC; 2,293,937 shares of Class A common stock held by Eagle River, Inc.; 17,932,651 shares of Class A common stock held by Eagle River Partners, LLC; and 3,000,000 shares of Class A common stock that Eagle River Investments, LLC may acquire, at an exercise price of $0.01 per share, upon exercise of a warrant that expires on December 12, 2012. Mr. McCaw is the sole manager and beneficial member of Eagle River Investments, LLC, which is the controlling member of Eagle River Satellite Holdings, LLC, the controlling shareholder of Eagle River, Inc. and the manager and voting member of Eagle River Partners, LLC. Mr. Wolff is the President of Eagle River Investments, LLC, Eagle River, Inc. and Eagle River Partners, LLC.
(3)	Excludes Class A common stock into which the Class B common stock held by Eagle River Satellite Holdings, LLC is convertible on a share-for-share basis, at the discretion of Eagle River Satellite Holdings, LLC.
(4)	Includes beneficial ownership of Class B common stock that may be acquired pursuant to the vested options held by Mr. Bagley of 250,000 and Mr. Day of 275,000.
(5)	Holders of Class B common stock are entitled to ten votes per share on each proposal submitted to a vote of stockholders, as opposed to one vote per share of Class A common stock. For the Eagle River group and Mente, LLC, the common stock beneficially owned represents approximately 65.7% and 12.9%, respectively, of the combined voting power of both classes of our common stock.
(6)	Based on information provided by Highland Capital Management, L.P. (“Highland Capital”) in Schedule 13D/A filed with the Securities and Exchange Commission on September 1, 2010 and Form 4s filed on September 1, 2010, September 9, 2010, October 1, 2010, and October 26, 2010. Includes shares of Class A common stock beneficially owned and/or held by or for the account of James D. Dondero, (including through family trusts), Highland Capital, and Strand Advisors, Inc. Highland Capital serves as an investment adviser to, and manages investment and trading accounts of, other persons and may be deemed, through investment advisory contracts or otherwise, to beneficially own securities owned by other persons. Strand Advisors is the general partner of Highland Capital and may be deemed to beneficially own securities owned by Highland Capital. Mr. Dondero is the President and a director of Strand Advisors and may be deemed to beneficially own securities owned by Strand Advisors. Mr. Dondero, Highland Capital and Strand Advisors disclaim beneficial ownership of the securities covered on the Schedule 13D/A filed on September 1, 2010, except to the extent of any pecuniary interest therein.
(7)	CDR-Satco LLC shares voting and dispositive power over the Company’s shares owned by CDR-Satco LLC with Clayton, Dubilier & Rice Fund VI Limited Partnership (“Fund VI”), CD&R Associates VI Limited Partnership (“Associates VI LP”), and CD&R Investment Associates VI, Inc. (“Associates VI, Inc.”). Fund VI is the sole member of CDR-Satco LLC. Associates VI LP is the general partner of Fund VI. Associates VI, Inc. is the general partner of Associates VI LP. As a result, each of Fund VI, Associates VI LP and Associates VI, Inc. may be deemed to be the beneficial owner of the shares owned by CDR-Satco LLC. Each of Associates VI LP and Associates VI, Inc. disclaims beneficial ownership of those shares. Associates VI, Inc. is managed by a board of directors comprised of over fifteen individuals, and all board action relating to the voting or disposition of these shares requires approval of a majority of the board. As a result, no person controls the voting and disposition of Associates VI, Inc. with respect to the shares shown as beneficially owned by CDR-Satco LLC.
(8)	William H. Gates III is the sole member of Mente, LLC.
(9)	Excludes Class A common stock into which the Class B common stock held by Mente, LLC is convertible on a share-for-share basis at the discretion of Mente, LLC.

(10)	Includes beneficial ownership of Class A common stock that may be acquired pursuant to the vested options held by Mr. Wolff of 597,500, Mr. Bagley of 167,500, Mr. Day of 275,000, Mr. Zufall of 463,750, Mr. Kauser of 57,500, Mr. McCaw of 225,000, Mr. Rowan of 300,000, Mr. Salemme of 707,500, and Mr. Thompson of 245,000.